EXHIBIT 10.1

November 1, 2016

Gregg Beloff, Principal

Danforth Advisors, LLC

91 Middle Road

Southborough, MA 01772

Dear Gregg:

This letter is in reference to the Consulting Agreement between Cerulean Pharma Inc. ("Cerulean") and Danforth Advisors, LLC dated May 27, 2015 (as amended, the “Agreement”).   Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Agreement.

In accordance with recent discussions, and consistent with the nonqualified stock option granted to you individually on August 22, 2016, this letter is to document our agreement to further extend the term of the Agreement through August 30, 2018.  All other terms of your agreement remain unchanged, and in full force and effect.

If you agree to this extension, please sign below where your name appears and return one fully executed copy to me.

Very truly yours,

CERULEAN PHARMA INC

By: /s/ Alejandra Carvajal
Alejandra Carvajal
Vice President, General Counsel
Agreed to:

Danforth Advisors, LLC

By: /s/ Gregg Beloff, Managing
Gregg Beloff, Managing Director

Cerulean Pharma Inc. | 35 Gatehouse Drive I Waltham, MA 02451 1   P: 781-996-4300 1 F: 844-894-2378